Exhibit 99.2

November 24, 2015

Board of Directors
Breathe eCig Corp.
322 Nancy Lynn Lane, Suite 7
Knoxville, Tennessee 37919

RE:           Resignation from Breathe eCig Corp.

To Whom It May Concern:

Effective as of the date hereof, please accept this correspondence as formal notice of my resignation Board of Directors (the “Board”) of Breathe eCig Corp., a Nevada corporation (the “Company”).

My resignation is solely due to personal reasons and is not a result of any disagreement with the Company or any of its subsidiaries on any matters related to their operation, policies or practices.

I am most grateful for the opportunity serve on the Company’s Board and wish the Company the best as it moves forward with its strategic objectives.

Sincerely,

/s/ Anthony Danieli__
Anthony Danieli